THIRD MODIFICATION, WAIVER AND ACKNOWLEDGEMENT AGREEMENT

     This Third Modification, Waiver and Acknowledgement Agreement (“Agreement”) dated as of August 27, 2008 is entered into by and among Liberty Star Uranium & Metals Corp., a Nevada corporation (the “Company”) and the subscribers identified on the signature page hereto (each herein a “Subscriber” and collectively “Subscribers” or the “Parties”).

     WHEREAS, the Company and the Subscribers are parties to a Subscription Agreement (“Subscription Agreement”) and other Transaction Documents dated at and about May 11, 2007 as amended on or about February 12, 2008 and May 12, 2008, respectively, relating to an aggregate purchase by Subscribers of $4,400,000 of principal amount of promissory notes (the “Notes”) of the Company convertible into shares of the Company’s $.001 par value common stock and Warrants exercisable for Common Stock; and

     WHEREAS, the Company is in default of material terms of the Transaction Documents and the Subscribers may elect to exercise their rights to accelerate the Maturity Date of the Notes; and

     WHEREAS, the Company is contemplating an offering of $500,000 of Convertible Notes of the Company (“New Offering”), to the Subscribers which New Offering will result in the activation of Subscribers’ rights under the Transaction Documents, including but not limited to Section 12(b) of the Subscription Agreement, Section 3.4D of the Notes and Section 3.4 of the Warrants; and

     WHEREAS, the Company and Subscribers desire to further restructure the terms of the Transaction Documents to their mutual benefit.

     NOW THEREFORE, in consideration of the mutual covenants and other agreements contained in this Agreement, the Company and the Subscribers hereby agree as follows:

     1.      Capitalized terms employed herein shall have the meanings attributed to them in the Transaction Documents.

     2.      Effective as of the date of this Agreement, Section 2.1 of the Notes is deleted and replaced with the following:

“2.1.      Payment of Monthly Amount in Cash or Common Stock. Subject to Section 3.2 hereof, the Borrower shall pay the Monthly Amount on the applicable Repayment Date at the Borrower’s election, in either of the following manners: (i) in cash equal to 110% of the Principal portion of the Monthly Amount and 100% of all other components of the Monthly Amount, or (ii) with Common Stock at an applied conversion rate equal to the lesser of (A) the Fixed Conversion Price (as defined in section 3.1 hereof), or (B) eighty percent (80%) of the average daily closing bid prices of the Common Stock as reported by Bloomberg L.P. for the Principal Market for the five trading days preceding such Repayment Date (as such amount may be adjusted as described herein). Amounts paid with cash or shares of Common Stock must be delivered to the Holder not later than three business days after the applicable Repayment Date. The Borrower must send notice to the Holder by confirmed telecopier not later than 6:00 PM, New York City time on the tenth calendar day preceding a Repayment Date notifying Holder of Borrower’s election to pay the Monthly Amount in cash or Common Stock. The Notice must state the amount of the Monthly Amount including a description of the components of such Monthly Amount and include supporting calculations. The same election must be made to all Holders and Other Holders. If such notice is not given, or is not timely given or if the Monthly Redemption Amount is not timely delivered, then the Holder shall at anytime thereafter have the right on three business days prior notice to the Borrower to elect to receive such Monthly Amount in cash or Common Stock as described in Sections (i) and (ii) above. Anything to the contrary herein notwithstanding in addition to any other rights of the Holder, the Holder may convert up to one-twelfth (1/12th) of the initial Principal Amount of this Note, on a cumulative basis, each 30 days for a period of 180 days commencing August 30, 2008, at a conversion price equal to the lesser of (i) the Fixed Conversion Price, or (ii) eighty percent (80%) of the average daily closing bid prices of the Common Stock as reported by Bloomberg L.P. for the Principal Market for the five trading days preceding the date the Notice of Conversion (as defined in Section 3.3) is given to the Borrower in connection with such converted amount.”

     3.      The Company acknowledges and agrees that as a direct result of the New Offering, pursuant to the anti-dilution provisions contained in Section 12(b) of the Subscription Agreement, Section 3.4D of the Notes and Section 3.4 of the Warrants, effective as of the closing date of the New Offering, the Fixed Conversion Price (as defined in the Notes) and the Exercise Price (as defined in the Warrants) are each reduced to $0.05, subject to further reduction as described in the Transaction Documents and the Interest Rate defined in Section 1.1 of the Note is increased to 12%. The Company further acknowledges that the holding period of the Notes, Warrants and Common Stock issuable upon conversion of the Notes commenced on May 11, 2007, for purposes of Rule 144 under the Securities Act of 1933.

     4.      The Company undertakes to make a public announcement on Form 8-K describing the terms of this Agreement not later than the fourth business day after the execution of this Agreement.

     5.      For the benefit of the parties hereto, the Company hereby makes all the representations, warranties, covenants undertakings and indemnifications contained in the Transaction Documents, as if such representations were made by the Company as of this date.

     6.      Subject to the modifications and amendments provided herein, the Transaction Documents shall remain in full force and effect, including but not limited to the accrual of interest and liquidated damages, if any. Except as expressly set forth herein, this Agreement shall not be deemed to be a waiver, amendment or modification of any provisions of the Transaction Documents or of any right, power or remedy of the Subscribers, or constitute a waiver of any provision of the Transaction Documents (except to the extent herein set forth), or any other document, instrument and/or agreement executed or delivered in connection therewith, in each case whether arising before or after the date hereof or as a result of performance hereunder or thereunder. Except as set forth herein, the Subscribers reserve all rights, remedies, powers, or privileges available under the Transaction Documents, at law or otherwise. This Agreement shall not constitute a novation or satisfaction and accord of the Transaction Documents or any other document, instrument and/or agreement executed or delivered in connection therewith.

     7.      The obligations of each Subscriber hereunder are several and not joint with the obligations of any other Subscribers hereunder, and no Subscriber shall be responsible in any way for the performance of the obligations of any other Subscriber hereunder. Nothing contained herein or in any other agreement or document delivered at any closing, and no action taken by any Subscriber pursuant hereto, shall be deemed to constitute the Subscribers as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Subscribers are in any way acting in concert with respect to such obligations or the transactions contemplated by this Agreement. Each Subscriber shall be entitled to protect and enforce its rights, including without limitation the rights arising out of this Agreement, and it shall not be necessary for any other

Subscriber to be joined as an additional party in any proceeding for such purpose, except as otherwise agreed by the Subscribers.

     8.      This Agreement shall inure to the benefit of and be binding upon the successors and permitted assigns of each of the parties; provided, however, that no party may assign this Agreement or the obligations and rights of such party hereunder without the prior written consent of the other parties hereto, except as same is permitted under the Transaction Documents.

     9.      This Agreement constitutes the entire agreement among the parties regarding the subject matter herein, and supersedes all prior and contemporaneous agreements and understandings of the parties in connection herewith. No changes, modifications, terminations or waivers of any of the provisions hereof shall be binding unless in writing and signed by all of the parties thereto.

     10.    All questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be determined pursuant to the governing law provisions of the Transaction Documents.

     11.    The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party.

     12.    Each of the undersigned states that he has read the foregoing Agreement and understands and agrees to it.

     13.    This Agreement may be executed in two or more counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to any other party, it being understood that all parties need not sign the same counterpart. In the event that any signature is delivered by facsimile transmission or electronically, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same with the same force and effect as if such facsimile signature were an original thereof.

[Signature Page Follows]

     IN WITNESS WHEREOF, the undersigned have executed and delivered this Third Modification, Waiver and Acknowledgement Agreement as of the date first written above.

LIBERTY STAR URANIUM & METALS CORP.
the “Company”

By:	/s/ James Briscoe

“SUBSCRIBERS”

/sl Konrad Ackerman	/s/ Navigator Management Ltd.
ALPHA CAPITAL ANSTALT	HARBORVIEW MASTER FUND L.P.

/s/ Mark Nordlicht	/s/ Eric S. Swartz
PLATINUM PARTNERS LONG TERM	BRIDGEPOINTE MASTER FUND, LTD.
GROWTH VI

/s/ Shaye Hirsch	/s/ Navigator Management Ltd.
BRIO CAPITAL LP	DOUBLE U MASTER FUND LP

/s/ Joshua Silverman	/s/ Brendan O’Neil
IROQUOIS MASTER FUND LTD.	ENABLE GROWTH PARTNERS LP

ENABLE OPPORTUNITY PARTNERS LP